UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 21, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The news release dated February 21, 2008 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Item 8.01	Other Events

A.	Other Information

In connection with the issuance of its earnings release in “B. News Release” below, HEI is filing as exhibits to this Form 8-K its 2007 Annual Report to Shareholders (Selected Sections) and related certifications (see HEI Exhibits 13, 32.1 and 32.2) and HECO is filing its Forward-Looking Statements, Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Quantitative and Qualitative Disclosures about Market Risk, Annual Report of Management on Internal Control Over Financial Reporting, Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting, Consolidated 2007 Financial Statements (with Report of Independent Registered Public Accounting Firm thereon), and related certifications (see HECO Exhibits 99.1, 32.3 and 32.4).

B.	News Release

On February 21, 2008, HEI issued the following news release:

HEI FOURTH QUARTER 2007 EARNINGS IMPROVE FULL YEAR RESULTS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported 2007 net income of $84.8 million, or $1.03 per share, compared with $108.0 million, or $1.33 per share in 2006. Net income for the fourth quarter of 2007 was $40.6 million, or $0.49 per share, compared with $16.1 million, or $0.20 per share for the fourth quarter of 2006.

“While 2007 fourth quarter earnings improved, full-year 2007 earnings were down $23 million, driven primarily by a drop in utility net income,” said Constance H. Lau, HEI’s president and chief executive officer. “Interim rate increases approved by the Hawaii Public Utilities Commission (PUC) in 2007, which took effect mainly in the fourth quarter, helped to improve full-year earnings.”

UTILITY RESULTS

Electric utility net income was $52.2 million in 2007 versus $74.9 million in 2006, down $22.8 million. “Interim rate relief in 2007 partially offset two charges related to rate case filings and higher year-over-year other operation, maintenance and depreciation expenses,” said Lau. One of the charges related to a reserve for an expected $16 million refund ($9 million net of taxes), including interest, to Oahu customers resulting from a proposed final PUC decision and order in Hawaiian Electric Company’s 2005 test year rate case. The other charge resulted from the write-off of $12 million ($7 million net of taxes) of Keahole power plant expansion costs pursuant to a settlement agreement with the State of Hawaii Office of Consumer Advocacy for Hawaii Electric Light Company’s pending rate case.

Interim rate increases granted for the company’s three utilities in 2007 resulted in $32 million more revenues in 2007 compared with 2006.

Other operation and maintenance expense (O&M) increased by $43.1 million in 2007 due to: 1) $11.9 million higher production maintenance expenses due primarily to higher generating plant maintenance and an increase in the scope and number of generating unit overhauls performed in the year; 2) $6.9 million higher demand-side management (DSM) costs that are recovered in electric rates; 3) $5.5 million of increased year-over-year employee benefits expenses; 4) $3.6 million higher transmission and distribution maintenance expenses resulting from higher substation maintenance and vegetation management; and 5) $15.2 million of higher costs to ensure reliable operations, including increased staffing.

Depreciation expense in 2007 increased $6.9 million over 2006 due to 2006 plant additions, including the Ford Island Substation and new Dispatch Center on Oahu, and the Maalaea M-18 generating unit addition on Maui.

Kilowatthour sales were basically flat year-over-year. While residential customer usage increased, commercial customer usage was down due largely to energy efficiency projects and customer conservation.

BANK RESULTS

Bank net income for 2007 was $53.1 million compared with $55.8 million for 2006. “We were pleased that 2007 bank earnings declined only 5% compared to 2006 given the challenging year for financial institutions in general,” said Lau.

Bank net interest income decreased by $5.5 million in 2007 compared with 2006. Increased interest income primarily from higher rates and balances on loans was more than offset by increased funding costs and lower investment and mortgage-related securities balances. The bank’s net interest margin decreased to 3.08% compared to 3.18% in 2006.

The bank provided $5.7 million for loan losses in 2007, compared to $1.4 million in 2006. “Overall credit quality remained strong in 2007 with most of the provision relating to a single commercial borrower,” said Lau. “As a result of stable housing prices during 2007 and our focus on the prime residential loan market, our residential loan portfolio experienced low levels of delinquencies and no residential loan charge-offs in 2007,” Lau added.

Noninterest income increased by $8.8 million in 2007, primarily due to higher fee income on deposits of $7.6 million.

Noninterest expense increased by $3.6 million year-over-year, primarily due to higher costs to strengthen the bank’s risk management and compliance infrastructure and higher legal expenses, partially offset by an $8.8 million gain ($5.3 million net of taxes) recorded in the fourth quarter resulting from previously disclosed changes to the bank’s defined benefit plan.

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net loss was $20.5 million in 2007, compared with $22.7 million in 2006. Gains on the sale of non-strategic assets were partially offset by higher general and administrative and interest expenses in 2007 compared with 2006.

FOURTH QUARTER RESULTS

Consolidated net income for the fourth quarter of 2007 was $40.6 million, or $0.49 per share, compared with $16.1 million, or $0.20 per share, for the fourth quarter of 2006.

“Fourth quarter net income benefited from the receipt of interim rate relief for our three utilities and a gain resulting from changes to the bank’s defined benefit plan,” said Lau.

UTILITY RESULTS

Electric utility net income for the fourth quarter of 2007 was $28.2 million compared with $13.0 million for the same quarter in 2006. “The positive impact of rate relief for all three utilities and accrual of DSM incentives resulted in an increase in net income despite lower kilowatthour sales and higher O&M and depreciation expenses,” said Lau.

Kilowatthour sales were down 1.4% compared with the same quarter of 2006 due in part to lower consumption by commercial customers.

Other O&M expenses were $2.0 million higher quarter-over-quarter due primarily to $1.9 million higher DSM costs that are recovered in electric rates, $1.4 million higher employee benefits expenses and $5.7 million in higher costs to ensure reliable operations, including increased staffing, partially offset by $6.8 million lower production maintenance expenses due to the timing of maintenance work and $0.2 million lower transmission and distribution expenses.

The utility also recorded $1.7 million in higher quarter-over-quarter depreciation expenses in 2007 due to 2006 plant additions.

In the fourth quarter of 2007, the utility recorded $2.2 million of DSM incentives, net of tax, related to successful implementation of energy efficiency DSM programs in 2007.

BANK RESULTS

Bank net income for the fourth quarter of 2007 was $17.2 million compared with $9.3 million for the fourth quarter of 2006.

Bank net interest income for the fourth quarter of 2007 was $49.1 million compared with $47.9 million in the same quarter of 2006. The increase in net interest income was driven by higher balances on loans, partially offset by higher funding costs. The bank’s net interest margin was 3.08% in the fourth quarter of 2007, compared with 3.05% in the fourth quarter of 2006, as the yields on earning assets increased more than the overall cost of the bank’s liabilities.

In the fourth quarter of 2007, the bank recorded a $1.8 million provision for loan losses, compared to a $1.4 million provision recorded in the same period of 2006. “While we don’t believe that this is indicative of a trend in the overall credit quality of the bank’s loan portfolio, our delinquent and nonaccrual loans have been at historically low levels. Accordingly, we expect to see an increase in loan loss provisions, especially as the economy begins to slow,” added Lau.

Noninterest income in the fourth quarter of 2007 was $3.3 million higher than in the fourth quarter of 2006. Fee income from deposits was higher by $1.7 million and the bank recorded a $1.1 million gain on sale of stock in a membership organization in the fourth quarter of 2007.

Noninterest expense in the fourth quarter of 2007 was $8.5 million lower than in the fourth quarter of 2006, primarily due to lower compensation and employee benefits expenses resulting from an $8.8 million gain recorded as a result of changes to the bank’s defined benefit plan.

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net losses were $4.8 million in the fourth quarter of 2007 versus $6.2 million in the fourth quarter of 2006. The quarter-over-quarter improvement was primarily due to higher investment gains in the fourth quarter of 2007 compared with the fourth quarter of 2006.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its 2007 earnings on Friday, February 22, 2008, at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time). The event can be accessed through HEI’s website at http://www.hei.com or by dialing (866) 270-6057, passcode: 11751245 for the teleconference call.

An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through March 7, 2008, by dialing (888) 286-8010, passcode: 45194385.

Representing management will be Constance H. Lau, president and chief executive officer, Hawaiian Electric Industries, Inc., chairman, Hawaiian Electric Company, Inc. and chairman and chief executive officer, American Savings Bank, F.S.B.; T. Michael May, president and chief executive officer, Hawaiian Electric Company, Inc.; and Timothy K. Schools, president, American Savings Bank F.S.B.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., the state’s third largest financial institution based on year-end asset size.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2007	2006	2007	2006
Revenues
Electric utility	$598,309	$506,029	$2,106,314	$2,054,890
Bank	108,002	102,467	425,495	408,365
Other	1,860	(1,417)	4,609	(2,351)

	708,171	607,079	2,536,418	2,460,904

Expenses
Electric utility	540,871	473,388	1,975,729	1,888,172
Bank	80,661	87,661	341,485	319,807
Other	4,774	2,870	15,472	13,529

	626,306	563,919	2,332,686	2,221,508

Operating income (loss)
Electric utility	57,438	32,641	130,585	166,718
Bank	27,341	14,806	84,010	88,558
Other	(2,914)	(4,287)	(10,863)	(15,880)

	81,865	43,160	203,732	239,396

Interest expense–other than on deposit liabilities and other bank borrowings	(19,174)	(19,152)	(78,556)	(75,678)
Allowance for borrowed funds used during construction	712	620	2,552	2,879
Preferred stock dividends of subsidiaries	(470)	(473)	(1,890)	(1,890)
Allowance for equity funds used during construction	1,449	1,374	5,219	6,348

Income from continuing operations before income taxes	64,382	25,529	131,057	171,055
Income taxes	23,797	9,412	46,278	63,054

Net income	$40,585	$16,117	$84,779	$108,001

Per common share
Basic earnings	$0.49	$0.20	$1.03	$1.33

Diluted earnings	$0.49	$0.20	$1.03	$1.33

Dividends	$0.31	$0.31	$1.24	$1.24

Weighted-average number of common shares outstanding	83,003	81,282	82,215	81,145

Adjusted weighted-average shares	83,163	81,587	82,419	81,373

Income (loss) from continuing operations by segment
Electric utility	$28,178	$13,007	$52,156	$74,947
Bank	17,198	9,267	53,107	55,782
Other	(4,791)	(6,157)	(20,484)	(22,728)

Net income	$40,585	$16,117	$84,779	$108,001

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the years ended December 31, 2007 and 2006 (included in HEI Exhibit 13 to HEI’s Form 8-K dated February 21, 2008) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands)	2007	2006	2007	2006
Operating revenues	$597,192	$504,855	$2,096,958	$2,050,412

Operating expenses
Fuel oil	224,348	186,800	774,119	781,740
Purchased power	146,799	127,977	536,960	506,893
Other operation	59,098	49,884	214,047	186,449
Maintenance	19,944	27,130	105,743	90,217
Depreciation	34,269	32,550	137,081	130,164
Taxes, other than income taxes	55,768	47,687	194,607	190,413
Income taxes	18,152	8,472	34,126	47,381

	558,378	480,500	1,996,683	1,933,257

Operating income	38,814	24,355	100,275	117,155

Other income
Allowance for equity funds used during construction	1,449	1,374	5,219	6,348
Other, net	703	314	(627)	3,123

	2,152	1,688	4,592	9,471

Income before interest and other charges	40,966	26,043	104,867	126,626

Interest and other charges
Interest on long-term debt	11,600	10,778	45,964	43,109
Amortization of net bond premium and expense	627	547	2,440	2,198
Other interest charges	774	1,832	4,864	7,256
Allowance for borrowed funds used during construction	(712)	(620)	(2,552)	(2,879)
Preferred stock dividends of subsidiaries	229	229	915	915

	12,518	12,766	51,631	50,599

Income before preferred stock dividends of HECO	28,448	13,277	53,236	76,027
Preferred stock dividends of HECO	270	270	1,080	1,080

Net income for common stock	$28,178	$13,007	$52,156	$74,947

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,550	2,588	10,118	10,116
Cooling degree days (Oahu)	1,169	1,198	4,835	4,520
Average fuel cost per barrel	$79.67	$65.23	$69.08	$68.13

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the years ended December 31, 2007 and 2006 (included in HECO Exhibit 99.1 to HECO’s Form 8-K dated February 21, 2008) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands)	2007	2006	2007	2006
Interest and dividend income
Interest and fees on loans	$63,402	$59,717	$245,593	$231,610
Interest and dividends on investment and mortgage-related securities	26,380	27,845	111,470	117,160

	89,782	87,562	357,063	348,770

Interest expense
Interest on deposit liabilities	19,928	21,519	81,879	73,614
Interest on other borrowings	20,789	18,121	78,019	72,482

	40,717	39,640	159,898	146,096

Net interest income	49,065	47,922	197,165	202,674
Provision for loan losses	1,800	1,400	5,700	1,400

Net interest income after provision for loan losses	47,265	46,522	191,465	201,274

Noninterest income
Fees from other financial services	7,377	6,655	27,916	26,385
Fee income on deposit liabilities	7,247	5,561	26,342	18,779
Fee income on other financial products	1,573	1,717	7,418	8,025
Gain on sale of securities	1,109	—	1,109	1,735
Other income	914	972	5,647	4,671

	18,220	14,905	68,432	59,595

Noninterest expense
Compensation and employee benefits	9,204	15,767	61,937	68,478
Occupancy	5,344	4,934	21,051	18,829
Equipment	3,524	3,800	14,417	14,700
Services	6,535	8,043	29,173	21,484
Data processing	2,659	2,623	10,458	10,164
Other expense	10,900	11,454	38,872	38,656

	38,166	46,621	175,908	172,311

Income before income taxes	27,319	14,806	83,989	88,558
Income taxes	10,121	5,539	30,882	32,776

Net income	$17,198	$9,267	$53,107	$55,782

Net interest margin (%)	3.08	3.05	3.08	3.18

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the years ended December 31, 2007 and 2006 (included in HEI Exhibit 13 to HEI’s Form 8-K dated February 21, 2008) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

HEI Exhibit 13	HEI’s 2007 Annual Report to Shareholders (Selected Sections)

HEI Exhibit 32.1	Written Statement of Constance H. Lau (HEI Chief Executive Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HEI Exhibit 32.2	Written Statement of Curtis Y. Harada (HEI Acting Chief Financial Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HECO Exhibit 32.3	Written Statement of T. Michael May (HECO Chief Executive Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HECO Exhibit 32.4	Written Statement of Tayne S. Y. Sekimura (HECO Chief Financial Officer) Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted by Section 906 of the Sarbanes-Oxley Act of 2002

HECO Exhibit 99.1	Forward-Looking Statements, Selected Financial Data, HECO’s MD&A, Quantitative and Qualitative Disclosures about Market Risk, Annual Report of Management on Internal Control Over Financial Reporting, Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting and HECO’s Consolidated 2007 Financial Statements (with Report of Independent Registered Public Accounting Firm thereon)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Curtis Y. Harada	/s/ Tayne S. Y. Sekimura
Curtis Y. Harada	Tayne S. Y. Sekimura
Controller and Acting Financial Vice President,	Senior Vice President, Finance and Administration
Treasurer and Chief Financial Officer	(Principal Financial Officer of HECO)
(Principal Financial and Accounting Officer of HEI)	Date: February 21, 2008
Date: February 21, 2008